Exhibit 10.2

First Amendment

To

Letter Agreement

WHEREAS, ANSYS, Inc., a Delaware corporation (the “Company”) entered into a Letter Agreement with Maria T. Shields (the “Employee”) as of the 22nd day of December, 2003 (the “Agreement”); and

WHEREAS, the Company and the Employee each desire to amend the Agreement in order to reflect modifications to the stock option grants made to the Employee in the future.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree to amend the Agreement as follows:

1. Section (a) (paragraph following the heading “Stock Options”) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“ In the case of a Transaction, (i) all stock options to purchase stock of the Company held by the Employee that were granted to the Employee prior to February 17, 2011 shall become fully exercisable and vested upon the effective date of and immediately prior to the consummation of the Transaction and (ii) all stock options to purchase stock of the Company held by the Employee that were granted to the Employee on or after February 17, 2011 shall be subject to Section 3(c) of the Company’s Third Amended and Restated 1996 Stock Option and Grant Plan, as amended, and to the extent such stock options are assumed or continued and thereafter remain in effect following such Transaction, then such stock options shall become fully exercisable and vested upon the date on which the Employee’s employment with the Company and its subsidiaries or successor entity terminates if such termination occurs during the 18-month period following the occurrence of the Transaction and such termination is either by the Company for any reason other than for Cause, death or disability, or there is (A) a diminution in the Employee’s responsibilities, authority or duties, (B) a diminution in the Employee’s Base Salary, target Incentive Bonus or equity compensation, (C) a change in the geographic location at which the Employee provides services to the Company or (D) a material breach of this Agreement by the Company and, in the case of (A), (B), (C) or (D), the Employee notifies the Company in writing of the occurrence of such event within sixty (60) days of its occurrence, the Employee cooperates in good faith with the Company’s efforts during the Cure Period to remedy the condition, notwithstanding such efforts the condition continues to exist, and the Employee terminates his employment within sixty (60) days after the end of the Cure Period.”

2. Except as amended herein, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Letter Agreement under seal as of the 14th day of March, 2011.

COMPANY:

ANSYS, INC.

By:	/s/ James E. Cashman III
	Name:	James E. Cashman III
	Title:	President and Chief Executive Officer

EMPLOYEE:

/s/ Maria T. Shields
Maria T. Shields